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                                                                            NEWS

                                                           FOR IMMEDIATE RELEASE

INVESTOR CONTACTS                                            MEDIA CONTACT
Christopher W. Wolf                                          Susan Gear
Executive Vice President and Chief Financial Officer         Executive Director,
(727) 579-5218                                               Marketing
                                                             (727) 579-5452
Joanne Freiberger
Vice President, Finance
(727) 579-5116

                      CATALINA MARKETING FILES AMENDED 8-K

ST. PETERSBURG, Fla., September 15, 2003 -- Catalina Marketing Corporation (NYSE: POS) today filed an amended 8-K with the Securities and Exchange Commission.

The primary purpose of the amendment is to file certain correspondence between Ernst & Young LLP ("E&Y") and Catalina Marketing Corporation ("Catalina" or "the company"), discussing whether a "disagreement" existed between E&Y and the company over the accounting issue related to the exclusivity provision of some of Catalina's contracts with customers. E&Y states that it believes a "disagreement" existed. The company confirms its position that, in its view, no "disagreement" existed between the company and E&Y with respect to accounting for customer contracts with exclusivity provisions or any other matter referenced in the Form 8-K, as the company had not taken a position with respect to any of these matters which could have resulted in a "disagreement." In fact, the company states, a plan for resolving pending issues was scheduled to be discussed the day that E&Y tendered its resignation.

"We take the issues surrounding our audit very seriously and are working to fully resolve those issues as soon as possible," said Daniel D. Granger, Catalina chairman and chief executive officer. "To that end we remain focused on retaining a new audit firm, and will announce retention of an auditor as soon as possible."

Mr. Granger continued, "It is very important to point out that the issues raised by E&Y relate to discussions regarding accounting, and not the health of the business itself. We reemphasize that none of the accounting issues affect our aggregate cash flow. Our fundamental business and financial position remain strong."

                                    - More -
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Catalina Files Amended 8-K

Page 2

Based in St. Petersburg, Fla., Catalina Marketing Corporation (www.catalinamarketing.com) was founded 20 years ago based on the premise that targeting communications based on actual purchase behavior would generate more effective consumer response. Today, Catalina Marketing combines unparalleled insight into consumer behavior with multiple consumer access vehicles, reaching consumers at home, in-store and online. This combination of insight and access provides marketers with the ability to execute behavior-based marketing programs, ensuring that the right consumer receives the right message at exactly the right time. Through its six operating divisions, Catalina Marketing offers an array of behavior-based promotional messaging, product sampling, loyalty programs, direct to patient information and market research services. Personally-identifiable data that may be collected from the company's targeted marketing programs, as well as its research programs, is never sold or given to any outside party without the express permission of the consumer.

Certain statements in the preceding paragraphs are forward looking, and actual results may differ materially. Statements not based on historic facts involve risks and uncertainties, including, but not limited to, the changing market for promotional activities, especially as it relates to policies and programs of packaged goods and pharmaceutical manufacturers for the issuance of certain product coupons and other promotions, the effect of economic and competitive conditions and seasonal variations, actual promotional activities and programs with the company's customers, the pace of installation of the company's store network, the success of new services and businesses and the pace of their implementation, and the company's ability to maintain favorable client relationships.

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